UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2023

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39290	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 15, 2023, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Windtree Therapeutics, Inc. (the “Company”), stockholders of the Company approved an amendment and restatement of the Windtree Therapeutics 2020 Equity Incentive Plan (the “2020 Plan”) to (i) increase the authorized shares under the existing 2020 Equity Incentive Plan, by 645,000 shares, (ii) remove the 2020 Plan’s evergreen provision, (iii) clarify that no liberal share recycling will be permitted, (iv) impose a minimum vesting on awards granted under the 2020 Plan as described therein, and (v) prohibit dividend payments on unvested awards.

A detailed summary of the material features of the 2020 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on June 30, 2023 (the “Proxy Statement”) under the caption “Items To Be Voted On - Item 4: Approval of the Amended and Restated Windtree Therapeutics 2020 Equity Incentive Plan” which description is incorporated herein by reference.

The descriptions of the 2020 Plan contained herein and in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2020 Plan, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 15, 2023, the Company held its Annual Meeting virtually. As of June 26, 2023, the record date for the Annual Meeting, there were 5,148,219 outstanding shares of the Company’s common stock. The following is a brief description of the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting, which are described in detail in the Proxy Statement.

(a)          Proposal 1 — Election of the Five Director Nominees to Serve until the Company’s 2024 Annual Meeting.

The votes with respect to the election of five directors to hold office until the 2024 annual meeting were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Craig E. Fraser	740,143	22,612	1,480,055
Daniel Geffken	728,246	34,509	1,480,055
Robert Scott, M.D.	591,638	171,117	1,480,055
Mark Strobeck, Ph.D.	729,893	32,862	1,480,055
Leslie J. Williams	567,849	194,906	1,480,055

(b)          Proposal 2 — Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers.

The votes with respect to the approval, on an advisory basis, of the compensation of the Company’s named executive officers were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
666,480	86,688	9,587	1,480,055

(c)          Proposal 3 — Ratification of Appointment of EisnerAmper LLP as the Company’s Independent Registered Public Accounting Firm for 2023.

The votes with respect to the ratification of appointment of EisnerAmper LLP as the Company’s Independent Registered Public Accounting Firm for 2023 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,120,083	48,301	74,426	N/A

(d)          Proposal 4 — Approval of the Amended and Restated Windtree Therapeutics 2020 Equity Incentive Plan.

The votes with respect to the approval of the Amended and Restated Windtree Therapeutics 2020 Equity Incentive Plan were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
669,259	88,539	4,957	1,480,055

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

10.1	Amended and Restated Windtree Therapeutics, Inc. 2020 Equity Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 16, 2023	Windtree Therapeutics, Inc.

	By:	/s/ Craig E. Fraser
Name: Craig E. Fraser
Title: President and Chief Executive Officer